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                                                                Exhibit 23.4





                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Shaw Group Inc. on Form S-3 of our report dated June 14, 1996 on the combined financial statements of Alloy Piping Products Group as of July 31, 1993, 1994 and 1995 and for the years then ended July 31, 1994 and 1995, appearing in Form 8-K/A-1 dated April 17, 1996 of The Shaw Group Inc., which is part of this Registration Statement.





                                             /s/ ROBERTS, CHERRY AND COMPANY



                                                 ROBERTS, CHERRY AND COMPANY



A Corporation of
Certified Public Accountants
Shreveport, Louisiana
June 27, 1996